SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 24, 2005

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada                                0-7246                                95-2636730

(State or Other Jurisdiction        (Commission                       (IRS Employer

of Incorporation)                        File Number)                     Identification No.)

103 East Main Street; Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code    304-842-3597

no change

(Former Name or Former Address, if Changed Since Last Report

Item 1.01 Entry into a Material Definitive Agreement

At the Petroleum Development Corporation (the "Company" or "PDC") annual meeting of stockholders held on June 10, 2005, the stockholders of PDC considered and approved the adoption of the PDC 2005 Non-Employee Director Restricted Stock Plan (the "Plan").  Following is a summary of the Plan.  The following summary is qualified in its entirety by reference to the Plan, which is attached hereto as Exhibit 10.1.

Purpose.  The purpose of the Plan is to provide each non-employee member ("Director") of the Board of Directors (the "Board") of the Company with awards of shares of common stock, par value $.01 per share or other successor security ("Stock") of the Company, subject to the restrictions and other provisions of the Plan ("Restricted Stock").  It is intended that the Plan will (a) permit Directors to increase their stock ownership and proprietary interest in the Company and enhance their identification with the interests of the Company's stockholders ("Stockholders"), (b) provide a means of compensating Directors that will help attract qualified candidates to serve as Directors, and (c) induce incumbent Directors to continue to serve if the Board desires that they remain on the Board.

The Board plays a key role in setting the direction of the Company and representing the Stockholders' interests.  Recent changes in rules and regulations governing public corporations and in the general business environment have greatly increased the time and effort required of all directors of publicly traded companies, including the Company's non-employee Directors.  The Board believes that it is necessary to (i) compensate its non-employee Directors in a manner that will help attract qualified candidates to serve as non-employee Directors, and (ii) induce incumbent non-employee Directors to continue to serve if the Board desires that they remain on the Board.  At the same time, the Board desires to provide a vehicle by which non-employee Directors can increase their stock ownership and proprietary interest in the Company and enhance their identification with the Stockholders.

Administration.  The Plan is administered by the Compensation Committee of the Board (the "Committee").

Eligibility.  Only Directors who are not employees of the Company or its subsidiaries are eligible to participate in the Plan.  Currently five Directors of the Company are eligible to participate.

Stock Available for Issuance through the Plan.  Up to 40,000 shares of Stock are authorized for issuance through the Plan.  Shares issued under the Plan may be either authorized but unissued shares, previously issued shares of stock reacquired by the Company, including shares purchased in the open market, or any combination thereof.

The Plan provides for appropriate adjustments in the number of shares of common stock subject to awards and available for future awards in the event of changes in outstanding common stock by reason of a recapitalization, reorganization, merger, stock split, or certain other events.

Description of Awards under the Plan.  As of the date of each annual meeting of Stockholders ("Annual Meeting"), commencing with the 2005 Annual Meeting, each non-employee Director will be awarded that number of shares of Restricted Stock as determined by the Board, after consideration of the recommendations of the Committee.  A non-employee Director who is elected to the Board on a date other than the date of an Annual Meeting will be awarded that number of shares of Restricted Stock as determined by the Board, after consideration of the recommendations of the Committee.  The amount of the award for the upcoming plan year will be disclosed in the Company's proxy statement for the Company's Annual Meeting.  Non-employee Directors receiving Restricted Stock will have, subject to the provisions of Plan, all of the rights of a Stockholder with respect to the shares of Restricted Stock including the right to vote the shares and receive cash dividends and other cash distributions thereon.

Restricted Stock will be subject to the restrictions for a period (the "Restricted Period") commencing on the date as of which the Restricted Stock is awarded and ending on the earliest of the first to occur of the following

•         the retirement of the non-employee Director from the Board in compliance with the Board's retirement policy as then in effect;

•         the termination of the non-employee Director's service on the Board as a result of the non-employee Director's not being nominated for reelection by the Board.

•         the termination of the non-employee Director's service on the Board because of the non-employee Director's resignation or failure to stand for reelection with the consent of the Board (which means approval by at least 80% of the directors voting, with the affected non-employee Director abstaining);

•         the termination of the non-employee Director's service on the Board because the non-employee Director, although nominated for reelection by the Board, is not reelected by the Stockholders;

•         the termination of the non-employee Director's service on the Board because of (i)  the non-employee Director's resignation at the request of the Nominating and Governance Committee of the Board, (ii)  the non-employee Director's removal by action of the Stockholders or by the Board, or (iii)  a Change in Control of the Company;

•         the termination of the non-employee Director's service on the Board because of disability or death,  "disability" having the meaning ascribed to such term in the Company's governing long-term disability plan, or if no such plan exists, at the discretion of the Committee.

"Change in Control" of the Company is deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

•         the "Beneficial Ownership" of securities representing more than thirty-three percent (33%) of the combined voting power of the Company is acquired by any "person" as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the Stockholders of the Company in substantially the same proportions as their ownership of stock of the Company); or

•         the Stockholders approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation; or

•         during any period of three consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by Stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination was previously so approved).

If a non-employee Director ceases to be a member of the Board for any other reason, including but not limited to removal or resignation for "Cause," the non-employee Director will forfeit to the Company all Restricted Stock awarded to the non-employee Director for which the Restricted Period has not ended.  For purposes of the Plan, "Cause" will be a good faith determination by the Board that the non-employee Director (i) failed to substantially perform his or her duties (other than a failure resulting from his or her incapacity due to physical or mental illness) after a written demand for substantial performance has been delivered to the non-Employee Director by the Board, which demand specifically identifies the manner in which the Board believes he or she has not substantially performed his her duties; (ii) has engaged in conduct the consequences of which are materially adverse to the Company, monetarily or otherwise; or (iii) has pleaded guilty to or been convicted of a felony.  The non-employee Director will not be deemed to have been terminated for Cause unless there shall have been delivered to the non-employee Director a letter setting forth the reasons for the Company's termination of the non-employee Director for Cause and the Director has failed to cure that reason for termination within thirty days after the receipt of the notice.

Following satisfaction of the Restricted Period, the Restricted Stock will be released to the non-employee Director, free and clear of all restrictions and other provisions of the Plan.  The non-employee Director will continue to be subject to the restrictions imposed by the federal securities laws, including the ownership reporting requirements of § 16(a) under the Securities Exchange Act and the short-swing profits prohibitions of § 16(b) of the Securities Exchange Act.

Any additional Company stock or other securities or property (other than cash) that may be issued with respect to Restricted Stock as a result of any stock dividend, stock split, business combination or other event, will be subject to the restrictions and other provisions of the Plan.  Neither the establishment of the Plan or the awarding of Restricted Stock to a non-employee Director will be considered to give the non-employee Director any right to be retained on, or nominated for reelection to, the Board, or to any benefits or awards not specifically provided for by the Plan.

Nontransferability.  The Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and neither the right to receive Restricted Stock nor any interest under the Plan may be assigned by a non-employee Director, until such time as the restriction has lapsed in accordance with the terms of the Plan.

Amendment and Termination of the Plan.  The Board may at any time amend or terminate the Plan provided that no amendment or termination shall, without the written consent of the affected non-employee Director, adversely affect the non-employee Director's rights under outstanding awards of Restricted Stock.  Stockholder approval of any such amendment will be required if it is required under law or any exchange on which are listed any of the Company's equity securities.

Tax Treatment of the Plan.  The federal income tax consequences of the issuance of awards under the Plan are generally as follows.  A recipient will not be taxed at the date of an award of shares of Restricted Stock under the Plan, but will be taxed at ordinary income rates on the fair market value of any Restricted Stock as of the date that the restrictions lapse, unless the recipient, within 30 days after transfer of such Restricted Stock to the recipient, elects under Section 83(b) of the Code to include in income the fair market value of the Restricted Stock as of the date of such transfer.  The Company will be entitled to a corresponding deduction.  Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the Restricted Period (or on the date of the transfer of the Restricted Stock, if the non-employee Director elects to be taxed on the fair market value upon such transfer).  Dividends received by a recipient during the Restricted Period will be taxable to the recipient at ordinary income tax rates and will be deductible by the Company unless the recipient has elected to be taxed on the fair market value of the Restricted Stock upon transfer, in which case they will thereafter be taxable to the non-employee Director as dividends and will not be deductible by the Company.

Initial Awards under the Plan.  For 2005, the Board has determined to award each non-employee Director Restricted Stock with a market value of $40,000 on the date of the Annual Meeting.

EXHIBIT INDEX

Item 9.01 Financial statements and Exhibits.

                (c)  Exhibits.

                                10.1         Petroleum Development Corporation 2005 Non-Employee Director Restricted Stock Plan

                                10.2         Form of Restricted Stock Agreement under the 2005 Non-Employee Director Restricted Stock Plan

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date  June 24, 2005

By  /s/ Darwin L. Stump

        Darwin L. Stump

        Chief Financial Officer